COOPER GEOLOGICAL SERVICES PTY. LTD.

A.C.N. 066 514 449
A.B.N. 65 066 514 449

23 McCONNELL CRESCENT
BROOKFIELD QLD 4069
AUSTRALIA
PH: (61) 07 3374 0565
PH/FAX: (07) 3374 0565
MOBILE: 0412 559 765
Email:
iancooper_cgs@optusnet.com.au

16th February 2003

The Directors,
Sur American Gold Corporation
PO Box 16023, 1199 Lynn Valley Road,
North Vancouver, BC V7J 3H2
Canada

Dear Sirs

Consent to the use of report "Independent Technical Report Prepared for Sur
American Gold Corporation Titled: Independent Technical Report, Sabena and
T’boli Properties, Philippines" in support of Sur American Gold Corporation's
Filing of a 20F registration document.

Our consent is hear by given to Sur American Gold Corporation for the use of the above mentioned report for the purpose mentioned above.

Yours faithfully

Ian Stewart Cooper B.Sc., A.R.S.M., F.G.S., M.A.I.M.M.
Director and Senior Consulting Geologist
Cooper Geological Services PL

Original signed by Ian Stewart Cooper